EXHIBT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

AND PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Northeast Automotive Holdings, Inc. for the three months ended June 30, 2012, I, William Solko, Chief Executive Officer and Principal Accounting Officer of Northeast Automotive Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the three months ended June 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report of Form 10-Q for the three months ended June 30, 2012, fairly represents in all material respects, the financial condition and results of operations of Northeast Automotive Holdings, Inc.

Date: August 20, 2012

Northeast Automotive Holdings, Inc.

By:	/s/ William Solko
William Solko, Chief Executive Officer and Principal Accounting Officer